UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On February 8, 2007 (the “Effective Date”), Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with N.V. Organon (“Organon”), providing for the formation of a new alliance to discover, develop and commercialize therapeutic products across a broad range of therapeutic indications. The new alliance builds on the companies’ past collaborations, including the collaboration that the Company and Organon entered into in 2002 and were performing under prior to the execution of the Agreement (the “2002 Collaboration”).

The Agreement provides that the Company will receive an up-front payment of $15 million and additional payments of $4 million per year ($20 million aggregate) in research funding over the five-year term of the research portion of the alliance.  The Agreement also provides that the Company waives its rights to receive further compensation (e.g. future milestone and royalty payments) with respect to programs resulting from lead series identified by the Company and delivered to Organon under the 2002 Collaboration and certain other programs from earlier agreements.

Under the Agreement, Organon and the Company will work collaboratively to generate development compounds addressing targets of mutual interest selected by Organon and agreed by the JSC, by taking advantage of the complementary skills and expertise of each company.  The goal is to produce compounds ready to enter development, which will be primarily handled by Organon.  The Agreement provides the Company the option to purchase the right to co-develop and co-commercialize therapeutic candidates discovered through the alliance.

For therapeutic candidates that the Company does not elect to co-develop and co-commercialize, Organon will retain exclusive development and commercialization rights, and the Company will receive milestone payments as a result of Organon’s successful advancement, if any, of each candidate through clinical development, and up to double-digit royalties based on commercialization of any resulting pharmaceutical products.

Each of the Company and Organon has the right to terminate the Agreement under certain specified circumstances at any time during the term of the Agreement.  No termination will require the Company to refund to Organon any or all of the above cash payments.

The Company’s press release dated February 13, 2007 announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit
Number

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President,
Chief Financial Officer and Treasurer

Date: February 13, 2007